Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$461,230
Unrealized Gain (Loss) on Market Value of Futures	41,790
Dividend Income	107
Interest Income	149
ETF Transaction Fees	700
Total Income (Loss)	$503,976

Expenses
General Partner Management Fees	$4,093
Brokerage Commissions	726
NYMEX License Fee	102
Non-interested Directors' Fees and Expenses	65
Prepaid Insurance Expense	37
Other Expenses	17,732
Total Expenses	22,755
Expense Waiver	(16,176)
Net Expenses	$6,579
Net Income (Loss)	$497,397

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/12	$9,456,400
Additions (100,000 Units)	3,788,717
Withdrawals (150,000 Units)	(5,683,076)
Net Income (Loss)	497,397

Net Asset Value End of Month	$8,059,438
Net Asset Value Per Unit (200,000 Units)	$40.30

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612